SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 24, 2007

Community Bank Shares of Indiana, Inc.

(Exact Name of Registrant as Specified in Charter)

Indiana	0-25766	35-1938254
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

101 West Spring Street, New Albany, Indiana 47150

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number including area code (812) 944-2224

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.05 AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

On April 24, 2007, the Board of Directors of Community Bank Shares of Indiana, Inc. approved the revision and expansion of the Company’s Ethics Policy, which applies to all employees, officers and directors of Community Bank Shares of Indiana, Inc. The revised Ethics Policy requires all directors, officers and employees to conduct themselves ethically in the course of business and fully and honestly respond to inquiries by regulatory bodies and external auditors. In addition, the policy requires that all transactions and accounting information be accurate and maintained with integrity and accuracy.

The Ethics Policy, as amended, will be posted on the Company’s website www.yourcommunitybank.com. Additionally, the Ethics Policy is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporate herein. The foregoing description of the Ethics Policy does not purport to be complete and is qualified in its entirety by reference to Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibits

EXHIBIT NO.

99.1 Community Bank Shares of Indiana, Inc. Ethics Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANK SHARES OF INDIANA, INC.

Date: April 30, 2007	By:	/s/ James D. Rickard
Name: James D. Rickard
Title: President and CEO

Date: April 30, 2007	By:	/s/ Paul A. Chrisco
Name: Paul A. Chrisco
Title: Chief Financial Officer